                                                                   Exhibit 23.02



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 5, 1999, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-82251) and related Prospectus of Broadbase Software, Inc. for the registration of shares of its common stock.

        Our audits also included the financial statement schedule of Broadbase Software, Inc. listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                                  /s/ Ernst & Young LLP


San Jose, California
August 27, 1999